UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 27, 2006, NorthStar Realty Finance Corp. (the “Company”) issued a press release (the “Press Release”) announcing the hiring of Andrew C. Richardson as the Company’s Executive Vice President, Chief Financial Officer & Treasurer. In connection therewith, the Company and Mr. Richardson entered into an Employment Agreement (the “Employment Agreement”), a copy of which is attached to this Current Report as Exhibit 99.1. The Employment Agreement has an initial term of three years beginning on a date mutually agreed to between the Company and Mr. Richardson, but in no event later than April 17, 2006. Following the initial term, the Employment Agreement automatically will extend on an annual basis for one additional year, unless notice not to renew the Employment Agreement is given 90 days prior to the expiration of its term. Mr. Richardson will receive an initial annual base salary of $250,000 per annum. In subsequent years during the term, the base salary under the Employment Agreement will be subject to annual review and adjustment from time to time by the Compensation Committee of the Board of Directors. The Employment Agreement also provides that Mr. Richardson may be entitled to an annual cash bonus. The initial target amount of the annual cash bonus will be 240% of Mr. Richardson’s base salary. Notwithstanding the foregoing, Mr. Richardson shall be entitled to a minimum annual cash bonus of $600,000 for the 2006 calendar year payable in February 2007, subject to Mr. Richardson being employed by the Company at that time.

As part of the Employment Agreement, Mr. Richardson will receive (i) $1,000,000 payable in the form equity awards, approximately 50% of which will be in the form (at the Company’s election) of an allocation of shares or units of partnership interest which are structured as profits interests in NorthStar Realty Finance Limited Partnership (“LTIP Units”), the operating partnership and a majority owned subsidiary of the Company (or the cash equivalent value), under the Company’s 2004 Long-Term Incentive Bonus Plan (the “Bonus Plan”) if the Company meets certain return hurdles during the applicable performance periods under the Bonus Plan (the “Bonus Plan Hurdles”), (ii) a cash payment of $250,000 payable on or before January 15, 2007, provided that prior to January 1, 2007 Mr. Richardson has not been terminated “for cause” (as defined in the Employment Agreement) or has not voluntarily terminated his employment other than for “good reason” (as defined in the Employment Agreement), and (iii) a grant of $250,000 in equity awards, approximately 50% of which will be in the form of LTIP Units under the Company’s 2004 Omnibus Stock Incentive Plan (“Stock Plan”) and approximately 50% of which will be in the form (at the Company’s election) of an allocation of shares or LTIP Units (or the cash equivalent value) under the Bonus Plan if the Company meets the Bonus Plan Hurdles. Additionally, the Employment Agreement provides that Mr. Richardson shall be entitled to an allocation of 10% of the “performance pool” under the Company’s 2006 Outperformance Plan (the “OPP”).

Furthermore, the Employment Agreement provides that Mr. Richardson will receive severance payments in the event of termination of his employment by the Company (other than a termination for "cause") or by Mr. Richardson with "good reason." These severance payments include continuation of annual base salary for two years following the date of termination of employment and, if the termination occurs on or prior to January 1, 2007, the automatic vesting of one-third of all outstanding equity awards issued to Mr. Richardson under the Stock Plan. In addition, Mr. Richardson would receive a pro-rata bonus for the year in which such termination occurred.

If payments made under the Employment Agreement (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the Employment Agreement provides that the Company will pay Mr. Richardson an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax.

Pursuant to the Employment Agreement, Mr. Richardson agreed that, during his employment with the Company and for a period of one year following the termination of his employment, he will not solicit, directly or indirectly, any of the Company’s employees, officers, consultants or joint venture partners to terminate their employment or other relationships with the Company.

The Employment Agreement also provides that Mr. Richardson may participate in the Company’s equity compensation plans, including the Bonus Plan, the OPP and the Stock Plan.

Item 1.02. Termination of a Material Definitive Agreement.

On March 27, 2006, the Company also announced in the Press Release that Mark E. Chertok, the Company’s Chief Financial Officer and Treasurer, will be leaving the Company in April 2006 to pursue other personal and professional interests. As a result, Mr. Chertok’s employment agreement with the Company will terminate effective April 7, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As referred to in Item 1.01 above, Mr. Richardson, 39, entered into the Employment Agreement with the Company. Mr. Richardson’s employment with the Company as Executive Vice President, Chief Financial Officer and Treasurer will begin on a date mutually agreed to between the Company and Mr. Richardson, but in no event later than April 17, 2006. Mr. Richardson comes to the Company from iStar Financial Inc., where he was an executive vice president and head of the capital markets group for the past six years. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where he was a vice president in the global real estate and lodging investment banking group. Prior to joining Salomon Smith Barney, Mr. Richardson worked for Ernst & Young and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame. There are no relationships or transactions regarding Mr. Richardson that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

As referred to in Item 1.02 above, Mr. Chertok’s employment with the Company will cease effective as of April 7, 2006, at which time he will no longer serve as the Company’s Chief Financial Officer and Treasurer.

A copy of the Press Release announcing Mr. Richardson’s appointment and Mr. Chertok’s departure is attached to this Current Report as Exhibit 99.2.

ITEM 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Employment Agreement, dated as of March 22, 2006, between the Company and Andrew C. Richardson.

99.2	Press Release, dated March 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: March 28, 2006	By:	/s/ Richard J. McCready
Richard J. McCready
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement, dated as of March 22, 2006, between the Company and Andrew C. Richardson.

99.2	Press Release, dated March 27, 2006.